UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 8, 2015

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 8, 2015, the Compensation Committee of the Board of Directors of Emmis Communications Corporation adopted forms of the Emmis Communications Corporation Option Grant Agreement and the Restricted Stock Agreement for use for option and restricted stock grants under the 2015 Equity Compensation Plan. Copies of these form agreements are attached as Exhibits 10.1 and 10.2.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Emmis Communications Corporation held on July 9, 2015, the following directors were elected, and the following additional proposals were voted upon and adopted:
Election of Directors by Common Shareholders:

	Shareholder Votes		Broker
Director	For	Withheld	Non-Votes
Susan B. Bayh	14,515,760	4,571,113	14,145,756
Gary L. Kaseff	62,914,865	1,866,648	14,145,756
Patrick M. Walsh	62,830,108	1,951,405	14,145,756

	Shareholder Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
Proposal to approve the 2015 Equity Compensation Plan	58,000,482	6,759,424	21,255	14,145,756

Proposal to ratify the selection of Ernst & Young LLP as Emmis Communications Corporation’s independent registered public accountants for the fiscal year ending February 29, 2016	77,778,844	1,093,205	55,220	—

Item 9.01	Financial Statements and Exhibits.
(c)     Exhibits.

Exhibit No.	Description
10.1	Form of Emmis Communications Corporation Option Grant Agreement
10.2	Form of Restricted Stock Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: July 13, 2015
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary